Exhibit 10.41

LOAN AND SECURITY AGREEMENT

                THIS LOAN AND SECURITY AGREEMENT made this 15th day of November, 2002 (this “Agreement”) by and between CERUS CORPORATION, a Delaware corporation with an address and principal place of business at 2411 Stanwell Dr., Concord, CA 94520 (hereinafter called the “Borrower”) and BAXTER CAPITAL CORPORATION, a Delaware corporation with a principal place of business at One Baxter Parkway, Deerfield, Illinois 60015 (the “Lender”).

W I T N E S S E T H:

                WHEREAS, the Borrower has requested that the Lender extend a credit facility to the Borrower in the aggregate principal amount of $50 Million;

                WHEREAS, the Lender has agreed to make such credit facility available to the Borrower subject to the terms and conditions set forth herein;

                NOW THEREFORE, in consideration of the mutual promises set forth herein, the following constitutes the agreement of the parties:

SECTION 1

AMOUNT AND TERMS OF CREDIT AND INTEREST

1.1           Loan Commitment.  Beginning on January 3, 2003 (the “Availability Date”) and subject to the terms and conditions of this Agreement and in reliance upon the covenants and the representations and warranties of the Borrower set forth herein, the Lender agrees to make certain loans available to the Borrower as the Borrower may from time to time request (such loans referred to hereinafter as the “Revolving Loans”) until, but not including January 2, 2008 (“Maturity Date”), provided, however, that the aggregate principal balance of all Revolving Loans outstanding at any time shall not exceed $50 Million (the “Loan Commitment”).  Loans made hereunder and repaid may be reborrowed.  The Revolving Loans shall be used by the Borrower for the purpose of working capital and other general corporate purposes.

1.2           Interest.  Interest shall accrue on the outstanding principal amount of the Revolving Loans at 12% per annum (the “Interest Rate”).  Except as set forth in Section 1.4 below, all outstanding principal together with all accrued and unpaid interest shall be due and payable on the Maturity Date.  Interest shall be computed for the actual number of days elapsed on the basis of a 360 day year.

1.3           Conversion to Term Loan.  Upon the occurrence of an event reasonably determined by the Lender to cause a material adverse change upon the business, operations, financial condition or properties of the Borrower (such change referred to hereinafter as a “Material Adverse Change”, for the purposes of this definition the following shall not be considered to be a Material Adverse Change (i) any change in the Borrower’s cash position in the ordinary course of business; or (ii) any change in the price of the Borrower’s common stock as such common stock is traded on various stock exchanges from time to time) all outstanding amounts at such time shall, together with any amounts subsequently advanced hereunder, become principal under a term loan (the “Term Loan”, together with the Revolving Loan the “Loans”).  Interest shall accrue on such outstanding principal amount at the Interest Rate and shall be payable in arrears with such principal as set forth on a payment schedule to be provided by the Lender.  Such payment schedule shall reflect payments due on the first business day of each quarter and principal amortized, on a quarterly basis, such that all outstanding amounts are paid in full no later than the Maturity Date.  Interest shall be computed for the actual number of days elapsed on the basis of a 360 day year.  During the period of the Term Loan, Borrower shall continue to be able to draw loans up to the amount of the Loan Commitment.  Any loan repayments in excess of the amortization schedule provide for in this section may be reborrowed.

1.4           Manner of Borrowing.  Each Loan shall be made available to the Borrower upon its request, such request being from an authorized officer whose authority to so act has not been revoked by the Borrower in writing previously received by the Lender.  A request by the Borrower for a Loan must be received by the Lender no later than 11:00 a.m. Chicago, Illinois time, on the day that is not less than 5 business days prior to the day it is to be funded.  All Loans hereunder shall be in an amount not less than $5,000,000 and integral of $5,000,000 in excess thereof.  The proceeds of each Loan shall be made available at the office of the Lender by means requested by the Borrower and acceptable to the Lender.  The Lender is authorized to rely on any written, verbal, electronic, telephonic or telecopy loan request which the Lender believes in its good faith judgment to emanate from a properly authorized representative of the Borrower, whether or not that is in fact the case.  The Borrower hereby irrevocably confirms, ratifies and approves all such advances by the Lender and hereby indemnifies the Lender against losses and expenses (including court costs and reasonable attorneys’ fees) and shall hold the Lender harmless with respect thereto.

1.5           Non-Use Fee.  Beginning on the Availability Date, the Borrower agrees to pay to the Lender, until the Maturity Date, or such earlier date as Borrower provides written notice to Lender that it elects to terminate the Loan Commitment as to the then unused amount, a non-use fee at rate of 1.5% per annum of the unused amount of the Loan Commitment.  For the purposes of calculating usage under this Section, the Loan Commitment shall be deemed used at any time to the extent of the Loan Commitment drawn and outstanding (whether that amount drawn and outstanding is deemed a Revolving Loan or a Term Loan) at such time.  Such non-use fee shall be payable for each quarter in arrears on the first business day of the immediately following quarter and on the Maturity Date for any period then ending for which such non-use fee shall not have previously been paid.  The non-use fee shall be computed for the actual number of days elapsed on the basis of a 360 day year.

1.6           Liabilities.  All of the Borrower’s obligations to the Lender, of every kind and description arising under this Agreement, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including obligations to perform acts and refrain from taking action, as well as obligations to repay the Loans, shall constitute the Borrower’s “Liabilities” to the Lender, as the same may be modified, amended, replaced or extended from time to time, in accordance with the terms hereof.

1.7           Notes Evidencing Loans.  The Revolving Loans shall be evidenced by a single Revolving Note in the form of Exhibit A attached hereto (the “Revolving Note”) and the Term Loan, if any, shall be evidenced by a Term Note in the form of Exhibit B attached hereto (the “Term Note” together with the Revolving Note referred to herein individually as a “Note” and collectively as the “Notes”).  Each Note is incorporated herein to the same extent as if it was set forth in full in this Agreement.

SECTION 2

WARRANTIES AND REPRESENTATIONS

2.1           To induce the Lender to enter into this Loan Agreement and to make the Loans, the Borrower warrants and represents, as of this date and as of the date of each Loan, unless such representation and warranty expressly indicates that it is made as of a specific date, in which case, solely as of such date that:

(a)                                  The Borrower is a validly organized and existing corporation under the laws of the State of Delaware and is in good standing under the laws of said State.  The Borrower’s state issued organizational number is 3332373.

(b)                                 The Borrower is duly qualified to do business and in good standing as a foreign corporation in each state or other jurisdiction where the nature of the business conducted by it or the property owned by it requires such qualification except where failure to qualify would not be reasonably likely to cause a Material Adverse Change.

(c)                                  The Borrower is the sole owner of the Collateral free and clear of all liens, pledges, charges, security interests and encumbrances, other than those being granted to the Lender.

(d)                                 The Borrower owns and holds or licenses or leases all real and personal property necessary or incidental to the present conduct of its business, including, without limitation, patents, trademarks, service marks, trade names, copyrights and licenses and other rights with respect to the foregoing except where failure to so own, license or lease would not cause a Material Adverse Change.

(e)                                  Except as set forth on Schedule 1, as of the date hereof, there are no actions, suits, investigations or proceedings pending, or to the knowledge of the Borrower threatened, against the Borrower or any of its properties in any court, before any governmental authority, arbitration board, or any other tribunal which, singly or in the aggregate, would reasonably be expected to cause a Material Adverse Change.  The Borrower is not, as of the date hereof, nor by execution and delivery of this Agreement and the performance of its obligations hereunder (with or without the passage of time) will the Borrower be in default with respect to any order of any court, governmental authority, arbitration board or other tribunal.

(f)                                    The Borrower has filed all federal and state income tax returns, excise tax returns, and all other tax returns of every kind and nature which are required to be filed by the Borrower as of the date hereof and has paid all taxes due as of the date hereof, except where the failure to comply would not reasonably be expected to cause a Material Adverse Change.  The foregoing shall not preclude the Borrower from contesting, in good faith, any such taxes.

(g)                                 The Borrower keeps all records concerning its accounts (as such term is defined in the Illinois Uniform Commercial Code) and has its chief executive office and principal place of business at the address set forth at the beginning of the Agreement.

(h)                                 The execution and delivery of this Agreement, the borrowing by the Borrower as herein provided, the execution and delivery by the Borrower of all instruments, agreements and documents of every kind and nature pursuant hereto and the performance by the Borrower of all of its obligations to the Lender hereunder have been duly authorized by the Board of Directors of the Borrower and, to the extent required by law or otherwise, by the Borrower’s stockholders, and this Agreement and all instruments, agreements and documents executed pursuant hereto are valid and binding obligations of the Borrower enforceable in accordance with their terms except to the extent such enforceability may be limited by laws of general application affecting the rights of creditors.

(i)                                     The execution and delivery by the Borrower of this Agreement and the performance of Borrower’s obligations hereunder are not in contravention of any law or laws.  As of the date hereof, Borrower is in compliance with all laws, orders, regulations and ordinances of all federal, foreign, state and local governmental authorities relating to their business, operations and assets, except where the failure to comply would not reasonably be expected to cause a Material Adverse Change.

(j)                                     There is no provision in the certificate of incorporation or the by-laws of the Borrower, or any indenture, contract or agreement to which it is a party or by which it is bound, which prohibits the execution and delivery of this Agreement or the performance by the Borrower of its obligations hereunder.

(k)                                  No event has occurred and no condition exists, which, upon the execution and delivery of this Agreement would constitute an Event of Default hereunder.  No consent, approval, or authorization of or filing, registration, or qualification with, any governmental authority on the part of the Borrower is required as a condition of the execution and delivery of this Agreement or any other instrument, agreement or document contemplated hereby, or the performance by the Borrower of its obligations hereunder or thereunder.

SECTION 3

CONDITIONS PRECEDENT TO THE LOANS

3.1           The obligations of the Lender to make the Loans are subject, at the time of the making of each such Loan, to the satisfaction of the following conditions:

(a)                                  Borrower shall have delivered two copies of this Agreement duly executed by an authorized officer of the Borrower;

(b)                                 Borrower shall have delivered the Revolving Note duly executed by an authorized officer of the Borrower;

SECTION 4

AFFIRMATIVE COVENANTS

4.1           Payment.  The Borrower will duly and punctually pay all interest and principal becoming due to the Lender and will duly and punctually perform all things on its part to be done or performed under this Agreement, or pursuant to any instrument, document or agreement executed pursuant hereto.

4.2           Additional Information.  The Borrower will, from time to time, furnish the Lender with such information and statements concerning the Loans and the Collateral as the Lender may reasonably request, which information, if confidential information of the Borrower, will be kept confidential by the Lender.  For the purposes of this section, the term Lender shall mean Baxter Capital Corporation and its affiliates.

4.3           Corporate Existence.  The Borrower will maintain its corporate existence in good standing, comply with all laws and regulations of the United States, of any state or states thereof, of any political subdivision thereof and of any governmental authority which may be applicable to the Borrower or to the Borrower’s business except where failure would not reasonably be expected to cause a Material Adverse Change.

4.4           Compliance with Laws.  Borrower shall comply with all laws, orders, regulations and ordinances of any federal, foreign, state or local governmental authority, except where the failure to comply would not reasonably be expected to cause a Material Adverse Change.

4.5           Insurance.  The Borrower shall maintain, at its expense, such public liability and casualty and property damage insurance in such amounts as is ordinarily carried by other businesses similar to Borrower.

4.6           Expenses.  The Borrower will pay or reimburse the Lender, on demand, for all reasonable expenses (including, without limitation, reasonable counsel fees and expenses) incurred or paid by the Lender in connection with the enforcement by the Lender of its rights hereunder; protection or realization on any Collateral held by the Lender as security for the Liabilities of the Borrower and in the defense of any action against the Lender with respect to its rights or liabilities hereunder.

4.7           Reports to the SEC and to Shareholders.  The Borrower will furnish to Lender promptly upon the filing or sending thereof, copies of all regular, periodic or special reports of Borrower filed with the SEC; copies of all registration statements of the Borrower filed with the

SEC (other than on Form S-8); and copies of all proxy statements or other communications made to security holders generally.

4.8           Notice of Default.  Borrower shall provide written notice to Lender promptly upon becoming aware of any Event of Default or any event which, if left uncured, with the passing of time or notice or both would constitute an Event of Default describing the same together with the steps taken by Borrower with respect thereto.

4.9           Use of Proceeds.  The Borrower shall use the proceeds of the Loans for working capital and general corporate purposes.

SECTION 5

NEGATIVE COVENANTS

5.1           Merger.  The Borrower will not sell all or substantially all its assets to any other person or entity, or be acquired by merger or consolidation with or into any other entity without the consent of the Lender, which consent shall not be unreasonably withheld or delayed.

5.2           Liens.  The Borrower will not grant or suffer to exist any mortgage, pledge, title retention agreement, security interest, lien, charge or encumbrance with respect to the Collateral for the Loans.

5.3           Business.  The Borrower will not engage in any business other than the business in which it is currently engaged or a business reasonably allied thereto without the consent of the Lender, which consent will not be unreasonably withheld or delayed.

SECTION 6

SECURITY

6.1           Grant of Security Interest.  As security for the repayment of each Loan and the payment of all other Liabilities of the Borrower to the Lender, the Borrower does hereby pledge, assign and transfer to the Lender and does hereby grant to the Lender a continuing and unconditional security interest in and to all accounts (as such term is defined in Article 9 of the Illinois Uniform Commercial Code) of the Borrower existing now or hereafter arising directly or indirectly from product sales under the Development, Manufacturing and Marketing Agreement dated as of December 10, 1993 between the Borrower and Baxter Healthcare Corporation, as such agreement may have been or may be amended, extended, restated or modified from time to time (the “Platelet Agreement”), all of which, along with proceeds therefrom are individually and collectively referred to herein as the “Collateral”.

6.2           Disposal.  Except as set forth herein, the Borrower shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any rights with respect to any of the Collateral.

6.3           Further Assurances.  The Borrower shall, at the Lender’s request, at any time and from time to time execute and deliver such financing statements, amendments and other documents and do such acts as the Lender deems necessary in order to establish and maintain a valid, attached and perfected first priority security interests in the Collateral in favor of the Lender, free and clear of all liens and claims and rights of third parties whatsoever.  The Borrower hereby irrevocably authorizes the Lender at any time, and from time to time, to file in any jurisdiction any initial financing statement, amendments thereto or other documents in the form and substance that the Lender deems necessary to protect its interest in the Collateral.

SECTION 7

DEFAULT

7.1           Events of Default.  The occurrence of any of the following events shall be an Event of Default hereunder:

(a)                                  The Borrower shall fail to pay any installment of principal or interest on account of any Loan or any other Liabilities of the Borrower to the Lender (i) within two (2) days of the date when such payment is due, or (ii) on demand, if such payment is due on demand.

(b)                                 The Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement or in any instrument, document or agreement executed in connection therewith and the expiration of thirty (30) days from written notice of such failure.

(c)                                  Any warranty, representation or statement made or furnished to the Lender by or on behalf of the Borrower proves to have been false in any material respect when made or furnished or deemed made.

(d)                                 Any event which results in the acceleration of the maturity of the indebtedness of the Borrower to others for borrowed money in excess of $100,000.00 under any indenture, agreement, undertaking or otherwise, or which would permit the holders of such indebtedness to accelerate the maturity thereof.

(e)                                  The acquisition by any person or entity of 15% or more of any voting equity security of the Borrower or its affiliates.

(f)                                    Dissolution, termination of existence, insolvency, or business failure of the Borrower.

(g)                                 The Borrower shall: (i) cease, be unable, or admit in writing its inability, to pay its debts as they mature, or make a general assignment for the benefit of, or enter into any composition, trust mortgage or other arrangement with creditors; (ii) apply for, or consent (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee or liquidator of the Borrower or of a substantial part of its assets, or authorize such application or consent, or proceedings seeking such appointment shall be commenced against the Borrower and continue undismissed for sixty (60) days; or (iii) apply for, or consent (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, readjustment of debt, insolvency, dissolution, liquidation or other similar law of any jurisdiction, or authorize such application or consent, or proceedings to such end shall be instituted against the Borrower and remain unstayed and undismissed for sixty (60) days, be approved as properly instituted or result in adjudication of bankruptcy or insolvency.

(h)                                 The occurrence of an Event of Default or default under any other agreement between the Borrower and the Lender or any affiliate of the Lender, or instrument or paper given to the Lender by the Borrower in each case evidencing or effectuating this Agreement as amended from time to time.

(i)                                     The occurrence of an impairment of the Collateral which causes the Lender to reasonably believe that it is insecure.

7.2           Acceleration and Default Rate.  Upon the occurrence of any Event of Default, all commitments of the Lender to the Borrower shall immediately terminate and all Liabilities of the Borrower to the Lender shall, at the Lender’s option and without demand, and notwithstanding any terms of payment in any note or other instrument evidencing such Liabilities, become immediately due and payable.  Upon the occurrence of an Event of Default and without notice therefore all amounts owed hereunder shall accrue interest at the Interest Rate plus 2% per annum (the “Default Rate”).

7.3           Collateral.  The Lender shall have, to the extent permitted by applicable state and federal laws, rules and regulations, the right and power to: (i) directly notify the account debtor (as such term is defined in Article 9 of the Illinois Uniform Commercial Code) under the Platelet Agreement of the security interest of the Lender, and/or of the assignment to the Lender of the Collateral and direct such account debtor to make payments to the Lender if any amounts due or to become due with respect thereto, and thereafter, collect any such amounts due on the Collateral directly from such account debtor.

7.4           Other Remedies.  The Lender may exercise, from time to time, any and all remedies available to it under the Illinois Uniform Commercial Code or under any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement.

7.5           Application of Proceeds.  The Lender shall upon receipt of cash or solvent credits from collection of items of payment or proceeds of Collateral, apply the whole or any part against the Liabilities secured hereby.  The Lender shall further have the exclusive right to determine how, when and what applications of such payments and such credit shall be made on the Liabilities and such determination shall be conclusive upon the Borrower, absent manifest error.  Any proceeds of any disposition by the Lender of all or any part of the Collateral by the Lender may, at the Lender’s option, be first applied to the payment of expenses incurred by the Lender in connection with the Collateral, including attorneys’ fees and other legal expenses as otherwise provided herein.

SECTION 8

NOTICE

8.1           Notices.  All notices and other communications hereunder shall be in writing and made or delivered by telecopy, e-mail or overnight air courier, and shall be deemed to be received by the party to whom it was sent one (1) business day after sending.  All such notices and other communications to a party hereto shall be addressed to such party at the address set forth at the beginning of this Agreement or to such other address as such party may designate for itself in a notice to the other party given in accordance with this section.

8.2           Addresses.  The addresses to which such communications shall be sent are as follows:

(a)                                  If intended for the Borrower, to:  Cerus Corporation, 2411 Stanwell Dr., Concord, CA 94520 Attn:  Chief Executive Officer.

(b)                                 If intended for the Lender, to:  Baxter Capital Corporation, One Baxter Parkway DF4-3E, Deerfield, Illinois 60015-4633 Attn: President with copies to:  Baxter Capital Corporation, One Baxter Parkway DF2-2W, Deerfield, IL 60015-4633 Attn: Legal Counsel.

8.3           Change of Address.  The addresses set forth herein may be changed by notice hereunder.

SECTION 9

MISCELLANEOUS

9.1           Further Assurances.  The Borrower will from time to time execute and deliver to the Lender all such other and further instruments and documents and take or cause to be taken all such other and further action as the Lender may reasonably request in order to effect and confirm or vest more securely in the Lender all rights contemplated in this Agreement.

9.2           Waiver.  The Borrower may take any action herein prohibited or omit to perform any act required to be performed by the Borrower if the Borrower shall obtain the Lender’s prior written consent to each such action, or omission to act.  No waiver on the Lender’s part on any one occasion shall be deemed a waiver on any other occasion.  The Lender shall not be deemed to have waived any of its rights hereunder unless such waiver shall be in writing and duly signed by an authorized officer of the Lender.

9.3           Amendment.  This Agreement may be amended only by an instrument in writing and duly signed by the Borrower and the Lender.

9.4           Assignment.  The Borrower’s rights and obligations under this Agreement shall not be assigned, transferred or delegated by operation of law or otherwise.   The Lender may, without the consent of the Borrower, assign or transfer its rights or delegate or transfer its obligations set forth in this Loan Agreement by operation of law or otherwise

9.5           Binding Effect.  All covenants, agreements, representations and warranties contained in this Agreement shall bind the Borrower, its respective successors and permitted assigns, and shall inure to the Lender’s benefit and the benefit of the Lender’s successors and permitted assigns, whether expressed or not.

9.6           Rights.  All rights of the Lender hereunder shall be cumulative.  The Lender shall not be required to have recourse to any Collateral before enforcing its rights or remedies against the Borrower.  The Borrower hereby waives presentment, demand and protest of any instrument and any notice thereof.

9.7           Severability.  If any provisions of this Agreement shall be held to be illegal or unenforceable, such illegality or unenforceability shall relate solely to such provision and shall not affect the remainder of this Agreement.

9.8           Governing Law.  This Agreement shall be construed and enforced in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Illinois.

9.9           WAIVER OF JURY TRIAL.  THE BORROWER AND THE LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE OR HEREAFTER HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.  THE BORROWER HEREBY CERTIFIES THAT NEITHER THE LENDER NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF ANY SUCH SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.  THE BORROWER ACKNOWLEDGES THAT THE LENDER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THIS WAIVER.  THE BORROWER ACKNOWLEDGES THAT IT HAS READ THE PROVISIONS OF THIS AGREEMENT AND IN PARTICULAR, THIS SECTION; HAS CONSULTED LEGAL COUNSEL; UNDERSTANDS THE RIGHT IT IS GRANTING IN THIS AGREEMENT AND IS WAIVING IN THIS SECTION IN PARTICULAR, AND MAKES THE ABOVE WAIVER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY.

9.10         Venue.  The Borrower and the Lender agree that any action or proceeding to enforce or arising out of this Agreement shall be commenced in any court of the State of Illinois sitting in Chicago, or in the District Court of the United States for the Northern District of Illinois, and the Borrower waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and confer personal jurisdiction if served by registered or certified mail to the Borrower or as otherwise provided by the laws of the State of Illinois or the United States of America.

9.11         Indemnification.  The Borrower agrees to defend (with counsel satisfactory to the Lender), protect, indemnify and hold harmless each Indemnified Party (for the purposes herein “Indemnified Party” and “Indemnified Parties” shall mean each of the Lender and any parent corporation, affiliated corporation or subsidiaries of the Lender, and each of their respective officers, directors, employees, attorney and agents and all of such parties and entities) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for the Lender, which shall not include, attorneys’ fees and time charges of attorneys who may be employees of the Lender, any parent corporation or affiliated corporation of the Lender), which may be imposed on, incurred by, or asserted against the Lender (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities, environmental laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any related agreement, or any act, event or transaction related or attendant thereto, unless as to any Indemnified Party it shall be determined in a final, nonappealable judgment by a court of competent jurisdiction that such losses, claims, damages, liabilities , or expenses resulted primarily from the gross negligence or willful misconduct of such Indemnified Party.  Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to the Lender on demand, and, failing prompt payment, shall, together with interest thereon at the Default Rate from the date incurred by the Lender until paid by the Borrower, be added to the Liabilities of the Borrower and be secured by the Collateral.  The provisions of this Section 9.11 shall survive the satisfaction and payment of the other Liabilities and the termination of this Agreement.  The above obligation to indemnify and hold harmless applies only in connection with Lender’s capacity as a lender under the Loans, and does not create an obligation of Borrower to indemnify or hold harmless in connection with rights or obligations arising under any other agreement or matter involving Borrower and Lender or affiliates of Lender.

9.12         The headings herein contained are inserted as a matter of convenience only and such captions do not form a part of this Agreement and shall not be utilized in the construction hereof.

*  *  *  *  *  *

IN WITNESS WHEREOF, the Borrower and the Lender have executed this Loan and Security Agreement as of the date first above written.

CERUS CORPORATION, as the Borrower

By:	/s/ STEPHEN T. ISAACS

Name:	Stephen T. Isaacs

Title:	President & CEO

BAXTER CAPITAL CORPORATION, as the Lender

By:	/s/ STEVEN J. MEYER

Name:	Steven J. Meyer

Title:	President

Schedule 1

EXHIBIT A

REVOLVING NOTE

$50,000,000.00	Chicago, Illinois
, 2002

FOR VALUE RECEIVED, the undersigned, CERUS CORPORATION, a Delaware Corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of BAXTER CAPITAL CORPORATION, a Delaware corporation (“Lender”) the sum of FIFTY MILLION AND 00/100 DOLLARS ($50,000,000.00) or so much thereof as shall be borrowed hereunder and all remaining amounts due hereunder in the amounts, on the dates and in the manner as set forth in the Loan and Security Agreement by and among the Borrower and the Lender dated as of even date herewith (“Loan Agreement”).  Interest shall accrue on the unpaid principal amount hereunder at the Interest Rate until such time as the amounts hereunder are paid in full, such interest payable at the times set forth in the Loan Agreement with all outstanding amounts due and payable no later than the Maturity Date.  All interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.  The Borrower may prepay in whole or in part any time without any premium or penalty, notwithstanding any refinancing, renewal, extension or modification of this note.

Both principal and interest are payable exclusively lawful money of the United States of America so that the funds are available to the Lender not later than 11:00 a.m. (Chicago time) on the due dates and in the amounts specified in the Loan Agreement.  All amounts shall be paid to the Lender’s account at Bank One, N.A., Indianapolis, Indiana.  All advances made by the Lender to the Borrower, and the respective maturities thereof, and all payments made on account of principal thereof, shall be recorded in the books and records of the Lender and shall be deemed to be conclusively correct absent manifest error.  Failure by the Lender to record such advances or payments shall not relieve the Borrower of any obligation with respect to such loan or payment.

This Note is the Revolving Note referred to in, and is entitled to the benefits of, the Loan Agreement.  The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.  In addition, upon the occurrence of an Event of Default as therein defined, this Revolving Note and all amounts owed hereunder shall accrue interest at two hundred basis points (2.0%) above the interest rate applicable immediately before such event occurred.

Presentment and demand for payment, notice of dishonor, protest and notice of protest are hereby waived.  In the event of an Event of Default the Borrower agrees to pay costs of collection and reasonable attorneys’ fees in connection therewith.

Capitalized terms used but not defined herein have the same meanings as in the Loan Agreement.

This Revolving Note shall be governed by, and construed in accordance with, the internal laws (as distinguished from the conflicts of laws rules) of the State of Illinois.

CERUS CORPORATION

By:
Name:
Title:

EXHIBIT B

TERM NOTE

$	Chicago, Illinois
, 200

FOR VALUE RECEIVED, the undersigned, CERUS COPORATION, a Delaware corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of BAXTER CAPITAL CORPORATION, a Delaware corporation (“Lender”) the sum of __________________________________________ AND 00/100 DOLLARS ($____________) or so much thereof as shall be borrowed hereunder and all remaining amounts due hereunder in the amounts, on the dates and in the manner as set forth in the Loan and Security Agreement by and among the Borrower and the Lender dated as of November __, 2002 (“Loan Agreement”).  The Borrower shall pay interest on the unpaid principal amount hereunder until such time as the amounts hereunder are paid in full, such interest payable at the rate(s) and at the times set forth in the Loan Agreement with all outstanding amounts due and payable no later than the Maturity Date.  All interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.  The Borrower may prepay in whole or in part any time without any premium or penalty, notwithstanding any refinancing, renewal, extension or modification of this note.

Both principal and interest are payable exclusively in lawful money of the United States of America so that the funds are available to the Lender not later than 11:00 a.m. (Chicago time) on the due dates and in the amounts specified in the Loan Agreement.  All amounts shall be paid to the Lender’s account at Bank One, N.A., Indianapolis, Indiana.  All loans made by the Lender to the Borrower, and the respective maturities thereof, and all payments made on account of principal thereof, shall be recorded in the books and records of the Lender and shall be deemed to be conclusively correct absent manifest error.  Failure by the Lender to record such loans or payments shall not relieve the Borrower of any obligation with respect to such loan or payment.

This Note is the Term Note referred to in, and is entitled to the benefits of, the Loan Agreement.  The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.  In addition, upon the occurrence of an Event of Default as therein defined, this Term Note and all amounts owed hereunder shall accrue interest at two hundred basis points (2.0%) above the interest rate applicable immediately before such event occurred.

Presentment and demand for payment, notice of dishonor, protest and notice of protest are hereby waived.  In the event of an Event of Default the Borrower agrees to pay costs of collection and reasonable attorneys’ fees in connection therewith.

This Term Note evidences the same indebtedness as did the Revolving Note dated November __, 2002 in the original principal amount of $50,000,000.00 from the undersigned to the Lender (the “Revolving Note”) which is amended and restated hereby.  This note is issued in substitution for (and not in discharge of the indebtedness evidenced by) the Revolving Note.

Capitalized terms used but not defined herein have the same meanings as in the Loan Agreement.

This Term Note shall be governed by, and construed in accordance with, the internal laws (as distinguished from the conflicts of laws rules) of the State of Illinois.

CERUS CORPORATION

By:
Name:
Title: